UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060-9245
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (804) 217-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DX	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 11, 2019, Issued Holdings Capital Corporation (“IHCC”), a direct, wholly-owned subsidiary of Dynex Capital, Inc. (the “Company”), and the Company, as guarantor, entered into an Amendment No. 6 to IHCC’s Master Repurchase and Securities Contract (as amended, the “Repurchase Agreement”) with Wells Fargo Bank, N. A. (“Wells Fargo”).

Amendment No. 6 extends the maturity date of the Repurchase Agreement to June 11, 2021, subject to early termination provisions contained in the Repurchase Agreement, eliminates the transaction exit fee of 1%, and reduces the aggregate maximum borrowing capacity under the Repurchase Agreement to $250 million. In addition, and also effective June 11, 2019, the guarantee agreement (the “Guarantee Agreement”) under which the Company fully guarantees all of IHCC’s payment and performance obligations under the Repurchase Agreement, was also amended (herein referred to as "Amendment No. 2"). Amendment No. 2 amended the financial covenant in the Guarantee Agreement governing the Company's maximum indebtedness to consolidated net worth to require the Company to maintain at all times a ratio of "Consolidated Indebtedness" to "Consolidated Net Worth" not greater than the "Maximum Debt to Equity Ratio" with all defined terms having the meaning given them in the Guarantee Agreement. Financial covenants in the Guarantee Agreement regarding minimum liquidity and Consolidated Net Worth were unchanged.

See the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 8, 2012, October 7, 2013, February 11, 2015, May 3, 2016, and May 17, 2017, and on Form 8-K/A on May 16, 2019 for additional disclosure regarding the terms of the Repurchase Agreement and the Guarantee Agreement, both as previously amended. The Repurchase Agreement and the Guarantee Agreement contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type. The Guarantee Agreement also contains financial covenants that require the Company to meet at all times minimum consolidated net worth, minimum liquidity, and maximum indebtedness to consolidated net worth requirements.

The foregoing descriptions of Amendment No. 6 to the Repurchase Agreement and Amendment No. 2 to the Guarantee Agreement are qualified in their entirety by reference to the full text of the respective Amendments, which have been filed with this Current Report on Form 8-K as Exhibits 10.23.6 and 10.24.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the content of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.23.6	Amendment No. 6 to Master Repurchase and Securities Contract dated as of June 11, 2019, between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, N.A.
10.24.2	Amendment No. 2 to Guarantee Agreement by Dynex Capital, Inc. in favor of Wells Fargo Bank, National Association, dated June 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 13, 2019	By:	/s/ Jeffrey L. Childress
Jeffrey L. Childress
Vice President and Controller